As filed with the Securities and Exchange Commission on February 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rivian Automotive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-3544981
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

14600 Myford Road

Irvine, California 92606

(888) 748-4261

(Address of principal executive offices) (Zip code)

RIVIAN AUTOMOTIVE, INC. 2021 INCENTIVE AWARD PLAN

RIVIAN AUTOMOTIVE, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Robert J. Scaringe

Chief Executive Officer

Rivian Automotive, Inc.

14600 Myford Road

Irvine, California 92606

(888) 748-4261

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Marc D. Jaffe, Esq.	Michael Callahan, Esq.
Tad J. Freese, Esq.	Chief Administrative Officer
Jenna Cooper, Esq.	Rivian Automotive, Inc.
Latham & Watkins LLP	14600 Myford Road
1271 Avenue of the Americas	Irvine, California 92606
New York, New York 10020	(888) 748-4261
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 62,018,514 shares of Rivian Automotive, Inc.’s (the “Registrant”) Class A common stock to be issued pursuant to the Rivian Automotive, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 12,403,702 shares of the Registrant’s Class A common stock to be issued pursuant to the Rivian Automotive, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos.333-260943, 333-264030, 333-270139, 333-277370 and 333-285179 ), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of Rivian Automotive, Inc.	8-K	001-41042	3.1	06/20/2025

4.2	Amended and Restated Bylaws of Rivian Automotive, Inc.	8-K	001-41042	3.2	11/16/2021

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2021 Incentive Award Plan and forms of option and restricted stock unit agreements thereunder	S-1/A	333-259992	10.2	11/01/2021

99.2	2021 Employee Stock Purchase Plan	S-1/A	333-259992	10.4	11/01/2021

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 12, 2026.

RIVIAN AUTOMOTIVE, INC.

By:	/s/ Robert J. Scaringe
Robert J. Scaringe
Chief Executive Officer, Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert J. Scaringe and Claire McDonough, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert J. Scaringe	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	February 12, 2026
Robert J. Scaringe

/s/ Claire McDonough	Chief Financial Officer (Principal Financial Officer)	February 12, 2026
Claire McDonough

/s/ Sreela Venkataratnam	Chief Accounting Officer	February 12, 2026
Sreela Venkataratnam	(Principal Accounting Officer)

/s/ Karen Boone	Director	February 12, 2026
Karen Boone

/s/ Jay Flatley	Director	February 12, 2026
Jay Flatley

/s/ Aidan Gomez	Director	February 12, 2026
Aidan Gomez

/s/ John Krafcik	Director	February 12, 2026
John Krafcik

/s/ Peter Krawiec	Director	February 12, 2026
Peter Krawiec

/s/ Sanford Schwartz	Director	February 12, 2026
Sanford Schwartz